                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

1.       Kaneb Pipe Line Company LLC
2.       Kaneb Management Company LLC
3.       Martin Oil Corporation LLC
4.       Kaneb Investment Management LLC
5.       Kaneb Pipe Line Partners, L.P.
6.       Kaneb Pipe Line Operating Partnership, L.P.
7.       Support Terminal Operating Partnership, L.P.
8.       ST Services Ltd.
9.       ST Eastham Ltd.
10.      ST Linden Terminal, LLC
11.      Support Terminal Services, Inc.
12.      StanTrans, Inc.
13.      StanTrans Holding, Inc.
14.      StanTrans Partners, L.P.